Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-265717) of PetVivo Holdings, Inc.;

(2) Registration Statement (Form S-8 No. 333-267931) of PetVivo Holdings, Inc.; and

(3) Registration Statement (Form S-3 No. 333-264700) of PetVivo Holdings, Inc.

of our report dated June 29, 2026, with respect to the consolidated financial statements of PetVivo Holdings, Inc., included in this Annual Report (Form 10-K) of PetVivo Holdings, Inc. for the year ended March 31, 2026.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

June 29, 2026